billmyparents
The Responsible Teen Spending Company™

February 19, 2013

Kim Petry
7 Fenimore Avenue
Garden City, NY 11530

Dear Kim,

Kim, I am pleased to offer you the following opportunity:

•	Title: Chief Financial Officer, BillMyParents, Inc., reporting directly to me.

•	Compensation:
▪	Annual salary $225,000
▪	Annual bonus opportunity of$150,000. Bonus criteria to be agreed to between you and me.
▪	In year one of your employment, BMP will guarantee one half of your annual bonus.

•
Long Term Compensation: In recognition of you significant role in our organization, you will receive 3,000,000 warrants. Price to be set at the close of business the day prior to your start of employment. Five hundred thousand (500,000) warrants are guaranteed to vest in 60 days from your start date. The remaining 2,500,000 warrants will vest over three years, 1/36th per month.

•	Severance: In the event termination without cause you will receive an amount equal to six months' salary and receive any unvested shares for that year of employment.

•
Change of Control: In the event a termination due to a change of control of the company (acquisition, buyout, etc.) you will receive an amount equal to one year's salary and any unvested shares for that year of employment.

•	Miscellaneous:

▪	Cell phone allowance up to $150 per month
▪	Office: You may choose to office out of your home. BMPI will also work with Transactis to secure space when you are in the city.
▪	All fringe benefits such as medical, dental, 401k, etc. will be included.
▪	Paid Time Off (PTO) - To be determined between you and me during your first week of employment. Not to be less than 2 weeks plus company holidays.
▪	Start date will be immediately unless changed by mutual agreement.

Kim, thank you for your interest in BillMyParents, Inc. I am excited about our future and know that we will be even better with you as a senior leader on our team.

All the best,                                                                                            Accepted

Michael R McCoy CEO                                                                       ________________________
                            Kim Petry                            Date